UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2026

VISIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

State or other jurisdiction of incorporation	Commission File Number	IRS Employer Identification No.
Florida	000-25753	87-0449667

4094 Majestic Lane, Suite 360

Fairfax, Virginia 22033

(Address of principal executive offices, including zip code)

(703) 273-0383

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2026, the Board of Directors (the “Board”) of Visium Technologies, Inc. (the “Company” or “Visium”) determined that David Pierce had not validly accepted the appointment as an independent director that had been reflected in the Company’s Current Report on Form 8-K filed on June 10, 2026 and the related written consent of the Board dated June 9, 2026. The Board rescinded that appointment effective June 30, 2026. The Board’s determination and rescission were based on personal reasons relating to Mr. Pierce.

Accordingly, Mr. Pierce is not a member of the Board and is not regarded as having served as a director of the Company. The Company is reporting the foregoing under this Item 5.02 to clarify the Board composition previously disclosed by the Company.

The Board’s determination and rescission were not the result of any disagreement with the Company regarding the Company’s operations, policies, or practices. Mr. Pierce did not provide a written resignation or other correspondence concerning the matter, did not serve on any committee of the Board, and received no cash, equity, or other compensation in respect of the purported director position.

Following the Board’s action, the Board consists of the following two directors:

Director	Position
Paul R. Taylor	Chairman of the Board and Chief Executive Officer
Mark Lucky	Director and Chief Financial Officer

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

None.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISIUM TECHNOLOGIES, INC.

Date: September 16 2026

By:	/s/ Paul R Taylor
Name:	Paul R. Taylor
Title:	Chairman of the Board and Chief Executive Officer

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